As filed with the Securities Exchange Commission on November 21, 2007

Reg. No. 333-109756

United States Securities and Exchange Commission

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

Form S-3

Registration Statement under the Securities Act of 1933

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	61-0963645
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

5811 Pelican Bay Boulevard, Suite 500

Naples, Florida 34108-2710

(239) 598-3131

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Burke W. Whitman

President and Chief Executive Officer

Health Management Associates, Inc.

5811 Pelican Bay Boulevard, Suite 500

Naples, Florida 34108-2710

Tel: (239) 598-3131

Fax: (239) 594-7368

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig S. Wittlin, Esq.

Daniel R. Kinel, Esq.

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, New York 14604-2711

Tel: (585) 232-6500

Fax: (585) 232-2152

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If the Form is a post-effective amendment filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Health Management Associates, Inc.’s (the “Registrant’s”) Registration Statement on Form S-3 (SEC File No. 333-109756), filed on October 16, 2003 and amended by Amendment No. 1 filed on January 7, 2004 (the “Registration Statement”), is being filed to deregister $575,000,000 principal amount of the Registrant’s 1.50% Convertible Senior Subordinated Notes due 2023 (the “Notes”) and 15,749,239 shares of the Registrant’s Class A common stock underlying the Notes (the “Underlying Common Stock”).

The offering contemplated by the Registration Statement is being withdrawn due to the expiration of the Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement. Accordingly, the Registrant hereby removes from registration the Notes and the Underlying Common Stock.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-109756 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Naples, State of Florida, on November 21, 2007.

Health Management Associates, Inc.

By:	/s/ Burke W. Whitman
Burke W. Whitman
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-109756 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* William J. Schoen	Chairman	November 21, 2007

* Joseph V. Vumbacco	Vice Chairman and Director	November 21, 2007

/s/ Burke W. Whitman Burke W. Whitman	President, Chief Executive Officer and Director (Principal Executive Officer)	November 21, 2007

/s/ Robert E. Farnham Robert E. Farnham	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 21, 2007

* Kent P. Dauten	Director	November 21, 2007

* Donald E. Kiernan	Director	November 21, 2007

Robert A. Knox	Director

* William E. Mayberry, M.D.	Director	November 21, 2007

Vicki A. O’Meara	Director

* William C. Steere, Jr.	Director	November 21, 2007

* Randolph W. Westerfield, Ph.D.	Director	November 21, 2007

*By: /s/ Timothy R. Parry

          Timothy R. Parry, as Attorney-in-Fact